VALHI ANNOUNCES QUARTERLY CASH DIVIDEND AND
RESULTS OF ANNUAL STOCKHOLDER MEETING

DALLAS, TEXAS . . . May 23, 2019 . . . Valhi, Inc. (NYSE:  VHI) announced today that its board of directors has declared a regular quarterly dividend of two cents ($0.02) per share on its common stock, payable on June 20, 2019 to stockholders of record at the close of business on June 4, 2019.

Valhi also announced that at its annual stockholder meeting held on May 23, 2019, its stockholders:

•	elected each of Thomas E. Barry, Loretta J. Feehan, Robert D. Graham, Terri L. Herrington, W. Hayden McIlroy and Mary A. Tidlund as a director for a one year term; and

•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2019 annual stockholder meeting.

Valhi, Inc. is engaged in the titanium dioxide products, component products (security products and recreational marine components) and real estate management and development industries.

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